Exhibit 23.1
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Avalo Therapeutics, Inc. 2016 Employee Stock Purchase Plan and the Avalo Therapeutics, Inc. Third Amended and Restated 2016 Equity Incentive Plan of our report dated March 29, 2023, with respect to the consolidated financial statements of Avalo Therapeutics, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 2022, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia
May 4, 2023